UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – August 30, 2006

TXU CORP.

(Exact name of registrant as specified in its charter)

TEXAS	1-12833	75-2669310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

TXU ENERGY COMPANY LLC

(Exact name of registrant as specified in its charter)

DELAWARE	33-108876	75-2967817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201-3411

(Address of principal executive offices, including zip code)

Registrants’ telephone number, including Area Code – (214) 812-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 30, 2006, TXU Big Brown Company LP (“Big Brown”), a wholly-owned subsidiary of TXU Corp. (“TXU”) and TXU Energy Company LLC (“TXU Energy Holdings”), executed and delivered a Deed of Trust, Assignment of Rents, Security Agreement, Financing Statement and Fixture Filing effective as of August 28, 2006 (the “Deed of Trust”) to Jack Mauldin, Jr., as trustee (the “Trustee”), for the benefit of The Bank of New York, as collateral agent (the “Collateral Agent”) for certain existing and future secured parties (the “Secured Parties”). Under the Deed of Trust and a related Easement Agreement, Big Brown granted a first priority lien on all of its assets used for electric power generation at its generation facilities located in Freestone County, Texas known as Big Brown Units 1 & 2 (the “Big Brown Lien”). Each of the two units consists of a 595 MW lignite/coal-fired generation facility.

Big Brown granted the Big Brown Lien for the benefit of the Secured Parties in connection with TXU’s previously disclosed hedging program. As part of TXU’s hedging program, in June 2006 TXU Generation Development Company LLC (“TXU DevCo”), another subsidiary of TXU, entered into a related series of hedging transactions. TXU DevCo’s hedging transactions were initially supported by letters of credit aggregating $500 million issued by TXU Energy Holdings. With the implementation of the Big Brown Lien, the $500 million of TXU Energy Holdings’ letters of credit have been cancelled and are no longer outstanding. TXU DevCo’s hedging transactions are now supported by the Big Brown Lien. The Big Brown Lien is expected to be replaced as collateral for the TXU DevCo hedging transactions by liens on the assets of TXU DevCo on the earlier of December 31, 2007 or the date when TXU DevCo has secured air permits for the two new Oak Grove generation units and at least four of the eight new reference plants. For more information on TXU’s hedging program, including TXU DevCo’s hedging transactions, see Item 1.01 of the Form 8-K filed by TXU and TXU Energy Holdings on June 12, 2006 as well as the material agreement relating to such Form 8-K that was filed by TXU on August 7, 2006 as exhibit 10(k) to its quarterly report on Form 10-Q for the quarterly period ended June 30, 2006 (“Form 10-Q”). See also TXU’s Form 10-Q.

So long as TXU DevCo’s hedging transactions are secured by the Big Brown Lien, if TXU DevCo failed to pay any of its obligations under those hedging transactions, then the Secured Parties would have the option to look to the assets subject to the Big Brown Lien to settle such obligations. This could include a sale of, or foreclosure upon, such assets.

The Deed of Trust contains covenants that require Big Brown to maintain the assets subject to the Big Brown Lien, and to insure the assets subject to the Big Brown Lien, in accordance with prudent operating practices customary for the electric power generation industry and in a manner consistent with historic practice. In addition, the Deed of Trust requires Big Brown to indemnify the Trustee, the Collateral Agent and the Secured Parties for any claims arising prior to the termination of the Deed of Trust or any earlier foreclosure under the Deed of Trust unless the losses arising from such claims result from the willful misconduct or gross negligence of any such indemnified party.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the following registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

TXU CORP.

By:	/s/ Stanley J. Szlauderbach
Name:	Stan J. Szlauderbach
Title:	Senior Vice President and Controller

TXU ENERGY COMPANY LLC

By:	/s/ Stanley J. Szlauderbach
Name:	Stan J. Szlauderbach
Title:	Senior Vice President and Controller

Dated: September 6, 2006

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